Exhibit 10.62

DEBT CONVERSION AGREEMENT

This Debt Conversion Agreement (the “Agreement”) is entered into as of November 12, 2007 by and between Public Media Works, Inc., a Delaware corporation (the “Company”), and Thomas Szabo (the “Debtholder’), with reference to the following facts:

A. Debtholder provided a debt investment into the Company in the principal amount of $56,700 prior to October 31, 2005, and $5,000 in May 2006, pursuant to the terms of un-certificated promissory notes payable on demand (the “Note”).

B. The Company and Debtholder desire to convert all of the outstanding amount under the Note into shares of Company Common Stock, $0.0001 par value (the “Common Stock”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Amount Outstanding Under Note. The amount of principal and interest outstanding under the Note as of October 31, 2007 is $68,397.

2. Conversion to Common Stock. Effective as of November 12, 2007, all of the amount outstanding under the Note shall be converted into shares of Common Stock at a price per share of $.10 for an aggregate number of shares of 683,970. Upon execution of this Agreement, the Company shall instruct its transfer agent to issue such shares of Common Stock to the Debtholder.

3. Return of Note. Upon execution of this Agreement, the Note shall be deemed to be paid in full, including all principal and accrued interest. Upon the execution of this Agreement, if the Debtholder has a written promissory note from the Company, the Debtholder shall return the original Note to the Company marked “CANCELLED: PAID IN FULL”.

4. Unrestricted Stock. The Common Stock to be issued hereunder has not been registered with the United States Securities and Exchange Commission or with the securities regulatory authority of any state. The Common Stock is subject to restrictions imposed by federal and state securities laws and regulations on transferability and resale, and may not be transferred assigned or resold except as permitted under the Securities Act of 1933, as amended (the “Act”), and the applicable state securities laws, pursuant to registration thereunder or exemption therefrom. However, the Company acknowledges that (i) the Note surrendered by the Debtholder for conversion are securities which involved investment risk under Rule 144(d)(3)(ii) of the Act, (ii) $63,397 the Debt has been held by Debtholder for over two years and $5,000 of the Debt has been held by Debtholder for over one year, and (iii) Debtholder shall be eligible to sell 633,970 of the shares of Common Stock under Rule 144(k) of the Act and 50,000 of the shares of Common Stock under Rule 144 of the Act.

5. Debtholder Representations. The Company is issuing the Common Stock to the Debtholder in reliance upon the following representations made by the Debtholder:

(a) Debtholder is an “accredited investor” within the meanings set forth in Regulation D of the Act.

(b) Debtholder (i) has had, and continues to have, access to detailed information with respect to the business, financial condition, results of operations and prospects of the Company; (ii) has received or has been provided access to all material information concerning an investment in the Company; and (iii) has been given the opportunity to obtain any additional information or documents from, and to ask questions and receive answers of, the officers, directors and representatives of the Company to the extent necessary to evaluate the merits and risks related to an investment in the Company represented by Common Stock.

(c) As a result of Debtholder’s study of the aforementioned information and Debtholder’s prior overall experience in financial matters, and Debtholder’s familiarity with the nature of businesses such as the Company, Debtholder is properly able to evaluate the capital structure of the Company, the business of the Company, and the risks inherent therein.

(d) Debtholder’s investment in the Company pursuant to this Common Stock is consistent, in both nature and amount, with Debtholder’s overall investment program and financial condition.

(e) Debtholder’s financial condition is such that Debtholder can afford to bear the economic risk of holding the Common Stock, and to suffer a complete loss of Debtholder’s investment in the Company represented by the Common Stock.

(f) Debtholder’s principal residence is in California.

6. Miscellaneous.

(a) This Agreement shall be construed and enforced in accordance with the laws of the State of California.

(b) This Agreement constitutes the entire agreement between the parties and supersedes all prior oral or written negotiations and agreements between the parties with respect to the subject matter hereof. No modification, variation or amendment of this Agreement (including any exhibit hereto) shall be effective unless made in writing and signed by both parties.

(c) Each party to this Agreement hereby represents and warrants to the other party that it has had an opportunity to seek the advice of its own independent legal counsel with respect to the provisions of this Agreement and that its decision to execute this Agreement is not based on any reliance upon the advice of any other party or its legal counsel. Each party represents and warrants to the other party that in executing this Agreement such party has completely read this Agreement and that such party understands the terms of this Agreement and its significance. This Agreement shall be construed neutrally, without regard to the party responsible for its preparation.

(d) Each party to this Agreement hereby represents and warrants to the other party that (i) the execution, performance and delivery of this Agreement has been authorized by all necessary action by such party; (ii) the representative executing this Agreement on behalf of such party has been granted all necessary power and authority to act on behalf of such party with respect to the execution, performance and delivery of this Agreement; and (iii) the representative executing this Agreement on behalf of such party is of legal age and capacity to enter into agreements which are fully binding and enforceable against such party.

(e). This Agreement may be executed in any number of counterparts and delivered by facsimile, all of which taken together shall constitute a single instrument.

This Agreement is entered into and effective as of the date first written above.

COMPANY:		DEBTHOLDER:

Public Media Works, Inc.

By:	/s/ Corbin Bernsen	/s/ Thomas Szabo
	Corbin Bernsen, CEO	Thomas Szabo

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